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                                                                 EXHIBIT (n)(ii)


INDEPENDENT AUDITORS' CONSENT

To the Board of Trustees and Shareholders of Man-Glenwood Lexington TEI, LLC:

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-110072 of Man-Glenwood Lexington TEI, LLC on Form N-2 of our report dated March 22, 2004, appearing in the Statement of Additional Information, which is part of such Registration Statement. We also consent to the reference to us under the caption "Experts" in the Statement of Additional Information.



Deloitte & Touche LLP

March 22, 2004
Chicago, Illinois